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                                  Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports included (or incorporated by reference) in this Form 10-K into the Company's previously filed Registration Statement Nos. 2-94748, 33-7275, 33-27425, 33-35547 and 33-55460 on Form S-8.



Arthur Andersen & Co.



San Jose, California
March 25, 1994